EXHIBIT A


                            AGREEMENT OF JOINT FILING
                               MARKET AMERICA INC.
                        COMMON SHARES, $.00001 PAR VALUE


     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of a Statement on Schedule 13D and any and all amendments thereto, with respect to the above referenced securities and that this Agreement be included as an exhibit to such filing.

     This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

     WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 26th day of October, 2001.




     /s/ James H. Ridinger                        /s/ Loren Ashley Ridinger
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James H. Ridinger                            Loren Ashley Ridinger